Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

PROSOMNUS, INC., et al.,[1]	Case No. 24-10972 (JTD)

Debtors.	(Jointly Administered)

Re: Docket No. 225

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING
SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF
PROSOMNUS, INC. AND ITS DEBTOR AFFILIATES

ProSomnus, Inc. and certain of its affiliates (the “Debtors”), the debtors and debtors-in-possession in the above-captioned chapter 11 cases, having filed the Second Amended Joint Chapter 11 Plan of Reorganization of ProSomnus, Inc. and Its Debtor Affiliates, dated as of July 26, 2024 (the “Plan”) with the United States Bankruptcy Court, District of Delaware (“Bankruptcy Court”) on June 26, 2024 [Docket No. 192], along with the Disclosure Statement for Amended Joint Chapter 11 Plan of Reorganization of ProSomnus, Inc. and its Debtor Affiliates [Docket No. 193] (the “Disclosure Statement”); the Bankruptcy Court having entered an order on June 26, 2024, among other things, approving the Disclosure Statement as containing adequate information pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”), establishing certain procedures for solicitation of votes regarding the Plan and approving the forms of Ballots and Notices of Non-Voting Status, scheduling a confirmation hearing on July 30, 2024 at 10:00 A.M. (the “Confirmation Hearing”), and setting July 22, 2024 at 4:00 p.m. as the deadline for filing of objections to confirmation of the Plan and to classification within the Plan, and as the last day for submitting Ballots indicating acceptance or rejection of the Plan [Docket No. 195] (the “Disclosure Statement Order”); the Debtors’ Voting Agent, Kurtzman Carson Consultants LLC dba Verita Global (the “Voting Agent”), having certified that it served a copy of the Confirmation Hearing Notice, Plan, Disclosure Statement, applicable Ballot or Notice of Non-Voting Status in accordance with the Disclosure Statement Order [Docket No. 205], and publication notice of the Confirmation Hearing having been provided, as certified by the Voting Agent [Docket No. 202], as in compliance with the Disclosure Statement Order; the Debtors having filed the (a) Declaration of James Lee with Respect to the Tabulation of Votes on the Amended Joint Chapter 11 Plan of Reorganization of ProSomnus, Inc. and its Debtor Affiliates [Docket No. 224] (the “Balloting Declaration”), (b) Declaration of Edward T. Gavin, CTP, NCPM in Support of Confirmation of Second Amended Joint Chapter 11 Plan of Reorganization of ProSomnus, Inc. and its Debtor Affiliates (the “Gavin Declaration”); (c) Declaration of Brian Dow, Chief Financial Officer of the Debtors, in Support of Confirmation of Second Amended Joint Chapter 11 Plan of Reorganization of ProSomnus, Inc. and its Debtor Affiliates (the “Dow Declaration”) (d) the Debtors’ Memorandum of Law in Support of Entry of an Order Confirming the Second Amended Joint Chapter 11 Plan of Reorganization of ProSomnus, Inc. and Its Debtor Affiliates [Docket No. 229] (the “Memorandum”); and (e) the Plan Supplement [Docket No. 207] (the “Plan Supplement,” and together (a)-(e) collectively referred to as the “Supporting Documents”); this Court finding that notice of the Voting Deadline, Plan Objection Deadline, and Confirmation Hearing2 were adequate and appropriate, in accordance with Rule 2002(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the Disclosure Statement Order, such that no further notice of the Confirmation Hearing is required; all objections to confirmation of the Plan or the classification of Classes having been resolved or withdrawn; the Confirmation Hearing having been held on July 30, 2024; the Court having considered the arguments of counsel during the Confirmation Hearing, the Supporting Documents, the Plan, the stakeholder support for the Plan, and the entire record in the above-captioned chapter 11 cases (the “Chapter 11 Cases”); upon determining that the legal and factual bases presented at the Confirmation Hearing establish just cause for confirmation of the Plan; and after due deliberation thereon,

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number are: ProSomnus, Inc. (8216), ProSomnus Holdings, Inc. (3855), and ProSomnus Sleep Technologies, Inc. (0766). The location of the Debtors’ principal place of business and the Debtors’ mailing address is 5675 Gibraltar Dr., Pleasanton, California 94588.

2 “Voting Deadline” and “Plan Objection Deadline” shall have the meanings ascribed to them in the Disclosure Statement Order.

NOW THEREFORE, IT IS HEREBY FOUND AND DETERMINED THAT:

I.                FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.              Findings and Conclusions. The findings and conclusions set forth herein and on the record during the Confirmation Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the conclusions of law constitute findings of fact, they are adopted as such.

B.              Definitions: Unless otherwise specified herein, the definitions and rules of construction set forth in Article I of the Plan shall apply to this Confirmation Order.

C.              Jurisdiction and Venue: This Court has jurisdiction over these cases pursuant to 28 U.S.C. §§ 1334(a) and 157(b)(1). Venue of these cases in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2)(L), and this Court has the exclusive jurisdiction to consider confirmation of the Plan and enter a final order with respect thereto.

D.              Transmittal and Mailing of Materials; Notice: As set forth in the Balloting Declaration and as evidenced by the affidavit of service filed by the Voting Agent [Docket Nos. 205, 211, and 223], the Debtors, through the Voting Agent, have properly transmitted copies of the Confirmation Hearing Notice, along with the Plan and the Disclosure Statement (or instructions for receiving the Plan and Disclosure Statement free of charge), to all creditors and parties-in-interest in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. Based on the record, notice of the time for filing acceptances or rejections to the Plan, objections to confirmation and objections to classification, and of the date of the Confirmation Hearing, together with a Ballot in substantial compliance with the Disclosure Statement Order, was properly transmitted to all creditors entitled to vote regarding the Plan; similarly, those parties asserting Claims that were not entitled to vote regarding the Plan received a Confirmation Hearing Notice and a Notice of Non-Voting Status that included, as applicable, clear and conspicuous procedures for opting out of the third-party releases set forth in the Plan (the “Opt-Out Procedures”). Notice by publication was also provided by the Debtors on July 1, 2024 in the national edition of the New York Times, as verified by the Voting Agent on July 3, 2024. [Docket No. 202]. Additionally, the Debtors filed the Confirmation Hearing Notice in a Form 8-K filed with the United States Securities and Exchange Commission on June 27, 2024. The Confirmation Hearing Notice was also posted to the website maintained by the Voting Agent for the Chapter 11 Cases, https://www.veritaglobal.net/prosomnus. By virtue of these procedures, all creditors and parties-in-interest have had ample opportunity to appear and be heard with respect to the Plan and the Confirmation Hearing, and no other or further notice is required.

E.              Solicitation and Tabulation: Based on the Balloting Declaration, the Debtors, with the assistance of the Voting Agent, solicited and tabulated votes for acceptance or rejection of the Plan fairly, in good-faith, and in a manner consistent with Disclosure Statement Order and all other applicable laws and regulations. The Debtors and their professionals have acted in good-faith within the meaning of Bankruptcy Code sections 1125(e) and 1129(a)(3) and are, thus, entitled to the protections afforded by Bankruptcy Code section 1125(e).

F.              Plan Supplement. On July 16, 2024, the Debtors filed the Plan Supplement. The Plan Supplement complies with and is consistent with the Bankruptcy Code and the terms of the Plan, and the filing and notice of the Plan Supplement was good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, and the facts and circumstances of these Chapter 11 Cases. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and the Restructuring Support Agreement, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date, subject to compliance with the Bankruptcy Code and the Bankruptcy Rules, provided that no such alteration, amendment, update, or modification shall be inconsistent with the terms of this Confirmation Order or the terms of the Plan. All parties were provided due, adequate, and sufficient notice of the Plan Supplement.

G.              Voting. The Court finds that Class 1 and Class 2 are impaired under the Plan and entitled to vote to accept or reject the Plan.

H.             As evidenced by the Balloting Declaration, Class 1 and Class 2 voted to accept the Plan. The Court finds that Class 6 and Class 7 are impaired under the plan and the Holders of Claims or Interests classified in Class 6 or Class 7 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Court further finds that Class 3, Class 4, and Class 5 are unimpaired and conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

I.               No Material Plan Modifications. The Court finds and concludes that any modifications to the Plan made following the filing of the Plan or as set forth in this Confirmation Order or otherwise, do not have any material adverse impact on any interested party and are appropriate under the circumstances.

J.               Releases, Exculpations, and Injunctions. Pursuant to Bankruptcy Rule 3016(c), the Plan describes in specific and conspicuous language all acts to be enjoined by, and identifies the entities that are subject to, releases, exculpations, and injunctions provided under the Plan, including, without limitation, Article VIII of the Plan. The Court finds that each release, exculpation, and injunction provision set forth in the Plan is: (i) within the jurisdiction of the Court under 28 U.S.C. § 1334; (ii) essential to the implementation of the Plan pursuant to Bankruptcy Code section 1123(a)(5) and warranted by the circumstances of the Chapter 11 Cases; (iii) an integral element of the Plan; and (iv) consistent with Bankruptcy Code sections 105, 1123 and 1129, and other applicable provisions of the Bankruptcy Code. In addition, the Court finds that the releases given by the Debtors and the Releasing Parties under the Plan are: (a) the product of an arm’s length transaction and a critical element of obtaining the support of the various constituencies for the Plan; (b) fair, equitable, and in the best interest of Debtors’ estates and creditors; (c) important to the overall objectives of the Plan; (d) supported by fair, sufficient, and adequate consideration provided to each and all of the parties providing such releases; and (e) appropriately tailored under the facts and circumstances of these Chapter 11 Cases.

K.              Opt-Out Procedures. The Opt-Out Procedures set forth in inter alia the Ballots and Notices of Non-Voting Status, and the Publication Notice, as applicable, are good, sufficient, and adequate to bind the applicable parties to the third-party release contained in the Plan and are approved in all respects. In addition, the procedures used for tabulation of elections to opt out of the third-party release are approved in all respects.

L.              As evidenced by the Plan and Supporting Documents, the Plan complies with all, and is not inconsistent with any, of the applicable provisions of the Bankruptcy Code, thereby satisfying Bankruptcy Code Section 1129(a)(1), in that:

(i)              Proper Classification: In addition to Administrative Expenses, DIP Administrative Expenses, Professional Fee Administrative Expenses, and Priority Tax Claims, which are not classified under the Plan, the Plan designates six Classes of Claims and one Class of Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests in such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Interests. Thus, the Plan satisfies the provisions of Bankruptcy Code sections 1122 and 1123(a)(1);

(ii)              The Plan specifies that Classes 3, 4, and 5 are unimpaired and thus Bankruptcy Code section 1123(a)(2) is satisfied;

(iii)             Classes 1, 2, 6, and 7 are designated as impaired under the Plan. Article III of the Plan specifies the treatment of impaired Claims and Interests, thereby satisfying Bankruptcy Code section 1123(a)(3);

(iv)            The Plan provides for the same treatment by the Debtors for each Claim and each Interest in a respective Class, thereby satisfying Bankruptcy Code section 1123(a)(4);

(v)              The Plan provides adequate and proper means for implementation of the Plan, thereby satisfying Bankruptcy Code section 1123(a)(5);

(vi)             The Plan provides that the New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code, thereby satisfying Bankruptcy Code section 1123(a)(6); and

(vii)           The Plan (including the Plan Supplement) adequately discloses the identity of the New Board and contains only provisions that are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of the members of the New Board and any successor to such member, and accordingly, satisfies the requirements of Bankruptcy Code Section 1123(a)(7).

M.              The Plan complies with Bankruptcy Rule 3016(a).

N.              The Debtors, as Plan proponents, have complied with the applicable provisions of the Bankruptcy Code, as required by Bankruptcy Code section 1129(a)(2). In particular, as set forth in the Supporting Documents, the Debtors have not solicited post-petition acceptances or rejections of the Plan except after transmittal to all parties-in-interest of the Disclosure Statement as and in the form approved by the Court on June 26, 2024.

O.              The Plan has been proposed in good faith and not by any means forbidden by law, thereby satisfying Bankruptcy Code section 1129(a)(3). The Plan reflects the substantial good-faith, arm’s length negotiations among the Debtors and their key stakeholders, including the Sponsoring Noteholders, and is proposed for the legitimate purposes of equitizing a portion of the Debtors’ pre-petition secured debt, deleveraging the Debtors’ balance sheet, and taking the Debtors private.

P.              Any payments made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Chapter 11 Cases or in connection with the Plan and incident to the Chapter 11 Cases, have been disclosed to and have been approved by, or are subject to approval of, this Court as reasonable, thereby satisfying Bankruptcy Code section 1129(a)(4).

Q.              The Debtors have complied with Bankruptcy Code section 1129(a)(5) by disclosing the identity of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors after confirmation of the Plan. The appointment to, or continuation in, such offices by such persons is fully consistent with the interests of the Debtors’ creditors, equity security holders, and public policy.

R.              The requirements of section 1129(a)(6) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

S.              As detailed in the Supporting Documents and the Disclosure Statement, confirmation of the Plan is in the best interests of all Holders of Claims and Interests, as required by section 1129(a)(7) of the Bankruptcy Code. The Debtors have demonstrated that Classes 1 and 2 have voted to accept the Plan and that Holders of Interests in Class 7 will receive, upon the Effective Date of the Plan, no less than such holders would receive in a hypothetical chapter 7 liquidation of the Debtors’ estates. Although Class 6 is also impaired, there are no Holders of Claims in Class 6. Thus, the Debtors have satisfied section 1129(a)(7) of the Bankruptcy Code.

T.              Acceptance by Certain Classes: As evidenced by the Supporting Documents, with respect to each Class of Claims remaining after the Voting Deadline, each such Class has accepted the Plan, or is not impaired, as follows:

(a)              Class 1, consisting of the Senior Notes Claims, is impaired. Class 1 voted to accept the Plan.

(b)              Class 2, consisting of the Subordinated Notes Claims, is impaired. Class 2 voted to accept the Plan.

(c)              Class 3, consisting of the Other Secured Claims, is unimpaired and therefore, is deemed to accept the Plan.

(d)              Class 4, consisting of the Other Priority Claims, is unimpaired and therefore, is deemed to accept the Plan.

(e)              Class 5, consisting of the General Unsecured Claims, is unimpaired and therefore, is deemed to accept the Plan.

U.              The Plan complies with section 1129(a)(9) of the Bankruptcy Code because it provides for (i) full payment in cash on the Effective Date of the Plan, or as soon thereafter as such Claims are allowed, of all Administrative Expenses, Professional Fee Administrative Expenses, and Priority Tax Claims; (ii) payment in full in cash to Holders of Class 4 Other Priority Claims; and (iii) payment in full in New Common Equity to Holders of Allowed DIP Administrative Expenses (as agreed by all such Holders).

V.              As set forth in the Supporting Documents, the Plan complies with section 1129(a)(10) of the Bankruptcy Code insofar as at least one class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider. Those Classes are Classes 1 and 2.

W.            The Debtors have demonstrated, through the Supporting Documents, that confirmation of the Plan is not likely to be followed by liquidation, or the need for further financial reorganization of the Debtors, in accordance with Bankruptcy Code section 1129(a)(11).

X.              The Debtors have represented that all fees payable under 28 U.S.C. § 1930 have either been paid or will be paid under the Plan following confirmation of the Plan through the date of the entry of the Final Decree closing the Chapter 11 Cases.

Y.              As set forth in the Supporting Documents, the Debtors are not paying benefits to retired employees, within the meaning of section 1114 of the Bankruptcy Code, and therefore section 1129(a)(13) of the Bankruptcy Code is not applicable to the Plan.

Z.              Cram-Down: Section 1129(b): Even though the requirements of subparagraph (8) of Bankruptcy Code section 1129(a) are not met since Class 6 (Section 510(b) Claims) and Class 7 (Interests) are deemed to reject the Plan, the Plan is still confirmable under section 1129(b). As the Supporting Documents indicate, the Plan does not discriminate unfairly, and is fair and equitable in the treatment of Interests in Class 7. There are no Claims in Class 6, and there is no Holder of any Interest that is junior to the Interests classified in Class 7 that will receive or retain any property under the plan on account of such junior Interest because there is no Class that is junior to Class 7.

AA.          The Debtors have represented that the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, as amended, and no governmental entity has Filed an objection disputing this representation. Therefore, the Plan satisfies the requirements of Bankruptcy Code section 1129(d).

NOW THEREFORE, IT IS HEREBY ORDERED AS FOLLOWS:

A.              Confirmation of the Plan and Notice of Confirmation Hearing

1.              The record of the Confirmation Hearing is hereby closed.

2.              No further notice of the Confirmation Hearing or regarding the Plan is required.

3.              All objections to the Plan, to the extent they have not been withdrawn or otherwise resolved prior to entry of this Confirmation Order, are hereby expressly overruled.

4.              The Plan, which is incorporated herein by reference, is hereby confirmed as of the date of this Confirmation Order pursuant to 11 U.S.C. § 1129.

5.               Finality and Immediate Effect of Confirmation Order. This Confirmation Order (a) is a final order and the period in which an appeal must be filed shall commence upon the entry hereof; and (b) notwithstanding the applicability of Bankruptcy Rule 3020(e), or, to the extent applicable, Bankruptcy Rule 6004(h), this Confirmation Order shall be immediately effective and enforceable upon the entry hereof.

6.               Effectiveness of Plan. The Plan shall become effective upon the satisfaction or waiver of the conditions precedent outlined in Section 9.01 of the Plan.

7.               Binding Effect. Notwithstanding any otherwise applicable law, the terms of the Plan and this Confirmation Order shall be deemed binding upon all persons, including the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests, irrespective of whether such Claims or Interests were Filed, are Allowed, or are impaired under the Plan or whether the Holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan.

8.               Vesting of Assets. Except as otherwise provided in the Plan, Reorganized Parent, as of the Effective Date, shall be vested with all property of the Debtors’ estates, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtors may operate their business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

9.               Approval of Injunction, Exculpation and Release Provisions of the Plan. The release, exculpation, injunction and related provisions contained in Article VIII the Plan (collectively, the “Release Provisions”), are hereby approved in their entirety and upon occurrence of the Effective Date, shall be in full force and effect, except as otherwise expressly indicated in the Plan.

10.             Assumption of Executory Contracts and Unexpired Leases. As of the Effective Date, all of the Debtors’ executory contracts and unexpired leases, to the extent they have not been previously rejected or terminated by their own terms, are hereby assumed pursuant to 11 U.S.C. § 365(a), and, to the extent necessary, assigned to OpCo.

11.              Registration Requirements. In accordance with Sections 4.10 and 4.16 of the Plan, the Plan and this Confirmation Order shall be sufficient to show that the issuance of the New Common Equity is exempt from the registration requirements of the Securities Act pursuant to section 1145 of the Bankruptcy Code.

12.            Termination and De-registration of Securities. The Reorganized Debtors are authorized and empowered to complete the termination of registration of all Securities, including to de-register its Existing Equity Interests, and to terminate its reporting obligations under sections 12, 13, and 15(d) of the Exchange Act, including by filing a Form 15 with the SEC under the Exchange Act, such that the Reorganized Debtors shall be a private company as soon as reasonably practicable after the Effective Date.

13.              Corporate Existence. From and after the Effective Date, Debtors ProSomnus, Inc. and ProSomnus Holdings, Inc. shall be deemed to be dissolved without any further action by the Debtors or the Reorganized Debtors, including the filing of any documents in any office in any jurisdiction where such Debtors are organized. For the avoidance of doubt, however, the Debtors and the Reorganized Debtors shall have authority to take all necessary actions to effect such dissolution in accordance with the Plan.

14.              Authorization. The Debtors and the Reorganized Debtors are hereby authorized and fully empowered to take any and all actions as may be necessary and appropriate to consummate, effectuate, and implement the Plan and all transactions contemplated thereby, pursuant to the terms, and subject to the conditions, of the Plan.

15.              Discharge. Pursuant to section 1141(d), the discharge provisions in Section 8.01 of the Plan are hereby approved in their entirety.

16.             Claims Filed After the Effective Date. Other than Professional Fee Administrative Expenses, no Claim, or amendment to any Claim shall be Filed after the Effective Date absent leave granted by the Bankruptcy Court. Except as otherwise provided in the Plan, all Claims Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. None of the Debtors, Reorganized Debtors, or any other party in interest shall have any obligation with respect to any such Claim.

17.             Substantial Consummation. The Plan shall be deemed to be substantially consummated, within the meaning of section 1127 of the Bankruptcy Code, upon the occurrence of the Effective Date.

18.              Retention of Jurisdiction. The Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, or related to these Chapter 11 Cases and the Plan to the fullest extent set forth in the Plan and otherwise consistent with applicable law.

19.             Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp tax or similar tax.

20.              Notice of Effective Date and Related Claim Deadlines: In accordance with Bankruptcy Rule 2002 and 3020(c), within three (3) business days after the Effective Date, the Debtors shall file a notice of occurrence of the Effective Date (“Notice of Effective Date”) with the Court and serve it upon all known creditors and parties entitled to receive notice pursuant to Rule 2002. The Notice of Effective Date shall further provide notice of the deadlines established herein or in the Plan for the filing of Professional Fee Administrative Expenses.

21.             Non-Material Modifications. At any time after the Confirmation Date, the Debtors or the Reorganized Debtors may, without the approval of the Court, but subject to the terms of the Restructuring Support Agreement, make non-material modifications to the Plan to remedy any defect or omission, or reconcile any such inconsistencies between the Plan and the Confirmation Order, as such matters may be necessary to carry out the purposes, intent, and effect of the Plan, provided that any such modifications, alterations, or amendments do not materially or adversely affect the interest of any creditor or interest holder; provided, further, that any other modification deemed by the Debtors or Reorganized Debtors as necessary to carry out the purposes, intent, and effect of the Plan shall only occur upon notice and further order of the Bankruptcy Court in accordance with Bankruptcy Code section 1127(b).

22.             Wells Fargo Accounts. Upon the Effective Date, the WellsOne Commercial Card Agreement dated July 7, 2023, (as amended, restated, supplemented or otherwise modified from time to time, the “Card Agreement”), between Debtor ProSomnus Sleep Technologies, Inc. and Wells Fargo Bank, National Association (“Wells Fargo” or “Bank”) shall be deemed rejected and terminated.  Upon the Effective Date, the Cards (as defined in the Card Agreement) shall no longer be used by any cardholder and shall be deactivated.  Within 45 days of the Effective Date, Bank shall provide the Reorganized Debtors (via email to their counsel) with one or more statements of obligations due and owing under the Card Agreement, which shall also include reasonable and documented attorneys’ fees incurred by Bank relating to the Debtors’ bankruptcy cases and payable under the Card Agreement.  The Reorganized Debtors shall pay any and all such obligations (including attorneys’ fees) to Bank within ten (10) business days of the delivery of the final statement(s) via email to counsel for the Debtors or Reorganized Debtors.  If the obligations set forth in the statement(s) are not timely paid, Bank shall be authorized to setoff the Certificate of Deposit account number x1953 (the “Card Account Collateral”) in order to satisfy such obligations.  Within ten (10) business days of the satisfaction of such obligations (the “First Release Date”), Bank shall release 80% of remaining funds in the Card Account Collateral to the Reorganized Debtors. Bank shall be entitled to hold the remaining 20% for a period of thirty (30) days from the First Release Date (the “Holdback Period”), and shall retain its lien on such funds to secure any additional obligations to Bank under the Card Agreement.  Any additional obligations shall be set forth on additional statement(s) provided to the Reorganized Debtors (via email to counsel) at least five (5) days prior to the expiration of the Holdback Period and shall be satisfied by payment or setoff from the remaining funds in the Card Account Collateral, with any remaining funds to be promptly released to the Reorganized Debtors on or prior to the expiration of the Holdback Period. Notwithstanding anything in the Plan, this Order, the Restructuring Transaction Documents (as defined in the Plan Supplement) or any other document to the contrary, until the Debtors’ obligations under the Card Agreement are satisfied in full, (i) Wells Fargo shall retain its first priority security interest and lien on the Card Account Collateral pursuant to the Security Agreement: Card Obligations dated November 28, 2023; and (ii) no liens or security interests, if any, granted in connection with or pursuant to the Plan, this Order, the Restructuring Transaction Documents or any other document shall prime or impair the Bank’s security interests and liens in the Card Account Collateral. Upon payment in full of the obligations under the Card Agreement, the Bank shall release and waive any claims against the Debtors and the Reorganized Debtors arising from or related to the Card Agreement. Nothing in the Plan, this Order, the Restructuring Transaction Documents or any other document to the contrary shall alter or impair Wells Fargo’s rights under that certain Card Guaranty agreement dated November 28, 2023 between Wells Fargo and ProSomnus, Inc.

23.             Notwithstanding anything in the Plan, this Order, the Restructuring Transaction Documents or any other document to the contrary, (i) all of the respective rights and obligations of Wells Fargo and the Debtors in respect of Irrevocable Standby Letter of Credit No. x488U shall not be altered, impaired or otherwise affected; and (ii) Wells Fargo shall retain its first priority security interest and lien on Certificate of Deposit account number x0579, pursuant to the terms of the parties’ agreements, including that certain Security Agreement: Business Assets–Letter of Credit Obligations, dated as of March 21, 2023 (the “L/C Collateral”); and (iii) no liens or security interests, if any, granted in connection with or pursuant to the Plan, this Order, the Restructuring Transaction Documents or any other document shall or prime or impair the Bank’s security interests and liens in the L/C Collateral.

24.              Nothing in the Plan, this Order, the Restructuring Transaction Documents (as defined in the Plan Supplement) or any other document to the contrary shall alter or impair Wells Fargo’s rights of setoff and recoupment, or rights to be paid and collect Bank Fees consistent with the terms of the applicable deposit agreements between the Debtors and Bank and as set forth in the Final Cash Management Order (Docket No. 127). Subject to and limited by the previous sentence, so long as the Debtors or Reorganized Debtors are not in default of their obligations under the applicable deposit agreements with Bank (subject to any applicable cure periods), Wells Fargo shall not amend or terminate the Debtors’ or Reorganized Debtors’ rights under the deposit agreements governing the Debtors’ Bank Accounts for a period of one-hundred and twenty (120) days after the Effective Date.

25.             Conflicts Between Confirmation Order and the Plan. The provisions of the Plan and any instrument or document created or executed pursuant to the Plan, and this Confirmation Order, shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is determined to be any inconsistency between any provision in the Plan or in any instrument or document created or executed pursuant to the Plan, and any provision of this Confirmation Order that cannot be so reconciled, then solely to the extent of such inconsistency the provisions of this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are non-severable and mutually dependent unless expressly stated by further order of this Court.

26.             Service of Confirmation Order. Within five (5) business days of the entry of this Confirmation Order, the Debtors shall cause the Voting Agent to serve a copy of this Confirmation Order via first class mail with postage prepaid to all of its known creditors and parties-in-interest. Such notice shall be adequate under the circumstances and shall be sufficient to meet the requirements necessary for due process and Bankruptcy Rule 2002(f)(7).

27.             Notice. Except as otherwise may be provided in the Plan or herein, notice of all subsequent pleadings filed in these Chapter 11 Cases after the Effective Date shall be limited to the following parties: (i) the Reorganized Debtors, (ii) the Supporting Noteholders; (iii) the U.S. Trustee; (iv) any party known to be directly affected by the relief sought; and (v) any party that filed after the Effective Date a renewed request to receive documents and notices pursuant to Bankruptcy Rule 2002.

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